Cybertel Enters the Rapidly Growing Application Service Provider Market by Acquiring Hewlett-Packard Strategic Partner


LA JOLLA, Calif.--(BUSINESS WIRE)--Jan. 4, 2000--

Emerging Internet Telephony Leader And HP to Provide Call
Accounting/Management Systems Over the Internet At a Fixed Monthly Fee

Cybertel Communications Corp. (OTC BB: CYTP) announced today that it has completed its acquisition of Telenomics, Inc., a strategic partner of Hewlett-Packard (NYSE:HWP, News, Msgs). The acquisition enables Cybertel to enter the rapidly growing Application Service Provider (ASP) market as well as to have direct access to Telenomics' customer base of over 200 major corporations, many of which are Fortune 500 companies. Telenomics is now a fully-owned, well-established and profitable subsidiary of Cybertel.

The ASP industry has been compared to the Internet Service Provider (ISP) industry in the early 1990s. Its growth is expected to explode within the next three years. According to International Data Corp., corporate spending on high-end outsourced applications, such as ERP and e-commerce, will grow from an estimated $150.4 million this year to $2 billion by 2003, at a compound annual growth rate of 91%. This represents only high-end applications, and does not take into account the majority of software applications currently used by most businesses. According to the Forrester Research (NASDAQ: FORR, news, msgs-news) the packaged applications outsourcing market will grow to $21 billion by 2001.

Cybertel's Telenomics and Hewlett-Packard have an existing strategic alliance where Telenomics, a telephone management and call accounting software vendor, and HP will provide transaction-based business-process services as a part of HP's e-services initiative. The companies provide complete transaction-based call accounting services to end-user customers. Services are based on a pay-per-use concept in which customers pay only for the services they need and/or use.

"By acquiring Telenomics, we will be able to take advantage of the emerging ASP model. More importantly, however, Cybertel will have direct access to Telenomics' existing customer base. There is a growing trend among Fortune 500 companies to combine telecommunications with IT. Telecommunications is quickly becoming Internet-based, not just when it comes to routing calls over the Internet, but when it comes to user-interfaces. Our partnership with Hewlett-Packard enables us to offer Internet-based call accounting and management solutions, and then seamlessly integrate our Internet Telephony services as a part of a complete, bundled low-cost package," says Richard Mangiarelli, president and CEO of Cybertel.

In the past, telecommunications applications haven't been given the attention of other mission-critical software systems. This is all changing very rapidly. Call accounting is quickly becoming a tool for companies to improve productivity and reduce telecommunications costs, which already rank among the top three costs in most organizations. The systems and services Telenomics and Hewlett-Packard provide can reduce those costs by as much as 15-20%. In addition, these companies can better track both their incoming and outgowing calls, automate business and telephone transactions and information gathering, minimize network crime and provide fraud detection.

"When you deliver all this through the Internet and let companies rent, subscribe or pay-as-they-go for using these applications, we believe that our service offering is definitely the most innovative one in the industry. At present we are not aware of any competing systems that would have similar functionality and is being delivered through the ASP model," adds Mangiarelli.

Cybertel's Telenomics subsidiary has extensive experience with a highly successful call accounting application on HP servers. Telenomics' invaluable resource coupled with the 24x7 availability, performance and reliability of HP's business servers, add up to one of the most comprehensive call accounting/call management offerings in the industry. HP brings to the alliance its world-class data centers staffed by HP 3000 and NT experts. These data centers feature backups with off-site tape storage, backup power sources and all disk storage is on high availability disk systems. HP offers high-speed Internet connections, security management and intrusion detection.

Telenomics serves clients in a variety of industries and areas, including many leading IT and telecommunications companies, city and county governments, college and university systems and organizations. The company's client list includes such well-known names as Fujitsu Ltd., Hughes Network Systems, Applied Materials (Nasdaq: AMAT, news, msgs), Micro Warehouse (Nasdaq: MWHS, news, msgs), the Gallup Organization, the City of Beverly Hills, the New Orleans Convention Center, the Writers' Guild of America and the San Jose Mercury News.

About Cybertel

Cybertel is a La Jolla, California-based Voice Over the Internet (IP) Telephony Company. The company is in the process of building a state-of-the-art Internet Telephony network throughout the West and Midwest that will interconnect with a national IP network to deliver Voice Over the Internet long distance to all 50 states. It has also pursued a strategy of piggybacking on the nation's best telecom networks, allowing it to have access to superior IP networks at a fraction of what it would cost to build its own.

Cybertel has signed contracts this year with other major carriers like MCI/Worldcom (Nasdaq: WCOM, news, msgs), Bell Atlantic Corp. (NYSE: BEL, news, msgs) and Level 3 Communications (Nasdaq: LVLT, news, msgs), which have made it possible for Cybertel to offer 1+ long distance, 1-800 numbers, regular and pre-paid calling cards and Internet access at some of the most competitive rates on the market today. Cybertel is a fully-reporting company, listed on the OTC Bulletin Board under the symbol OTC BB: CYTP. For more information, visit www.cybertelcorp.com.

About the ASP Industry

The Application Service Provider (ASP) industry has the opportunity to revolutionize how small and medium-size companies approach technology. Many analysts, including Mark Wolfenberger of Credit Suisse First Boston in New York, believe that sometime this year, the world will see an "explosion of ASP demand" (source: Wall Street Journal 11/15/1999). Leading ASPs include ebaseOne Corp. (OTC BB: EBAS), Futurelink (OTC BB: FLNK), Interliant (NASDAQ:
INIT, news, msgs), U.S. Internetworking (NASDAQ: USIX, news, msgs) and Verio (NASDAQ: VRIO, news, msgs). However, none of these traditional ASPs are able to offer a similar Web-based call accounting/management system as Cybertel and Hewlett-Packard.

The statements made by Cybertel Communications Corporation (Cybertel) may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. This information is not a recommendation to buy or sell securities Cybertel. The statements and opinions presented are the views of Cybertel and are subject to change. Merger Communications (Merger) is a media relations firm employed by the Company. Merger and Cybertel believe that all information in this release has been obtained from sources considered reliable, but cannot guarantee that the statements presented herein are accurate or complete. Cybertel believes that its primary risk factors include, but are not limited to: the need for substantial financial requirements; the need to develop effective internal processes and systems; changes in the overall economy; changes in technology; the number and size of competitors in its markets; continued and future strategic alliances; changes in the law and regulatory policy; and the mix of product and services offered in Cybertel's target markets. Merger Communications, its officers, directors and employees own 49,000 restricted shares of company common stock. In addition, Merger is entitled to additional compensation consisting of 77,000 shares of common stock pursuant to an agreement with Cybertel, which includes the preparation of press releases. Merger typically has a long position in the securities of the companies in which it publishes information, and Merger may be buying or selling securities in the course of its regular business.

CONTACT:

Merger Communications Inc., Houston

Evan Reineking, 713/267-2328

E-mail: ereineking@mergerusa.com

KEYWORD: CALIFORNIA